Exhibit 23.1

Kreit & Chiu CPA LLP

733 Third Avenue, Floor 16, #1014

New York, NY 10017

(949) 326-CPAS (2727)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Datasea, Inc of our report dated September 27, 2023 on the financial statements of Datasea, Inc., as of and for the years ended June 30, 2023 and 2022.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

May 2, 2024